UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2017

Energy XXI Gulf Coast, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001‑38019	20‑4278595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1021 Main, Suite 2626

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 351‑3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

◻Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

◻Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)Resignation of George Kollitides as a Director.  Effective as of November 21, 2017, George Kollitides has resigned from the Board of Directors (the “Board”) of Energy XXI Gulf Coast, Inc. (the “Company”).

Mr. Kollitides has been a director of the Company since December 30, 2016.  Prior to his resignation, Mr. Kollitides served on the Board’s Compensation Committee, Audit Committee and Nomination and Governance Committee.

Mr. Kollitides is currently a Managing Director of A&M Capital Opportunities.  In connection with his resignation, Mr. Kollitides informed the Board that his responsibilities at A&M Capital Opportunities have been increasing and this trend is expected to continue.  As a result, Mr. Kollitides no longer felt he could dedicate the necessary time required to discharge his duties as a director and committee member.

In his letter of resignation, Mr. Kollitides confirmed that his resignation as a director is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Partial Acceleration of Equity Grants.  In January 2017, the Company made initial awards of restricted stock units to Mr. Kollitides and the Company’s other non-employee directors who were then serving on the Board.  Those initial equity awards were made in accordance with the terms of the Company’s director compensation policy in the amount of 15,000 restricted stock units to the Chairman of the Board and 10,000 restricted stock units to Mr. Kollitides and the other non-employee directors (the “Initial Grant”).  The Initial Grants vest in three equal installments on January 31, 2018, December 31, 2018 and December 31, 2019, as long as the non-employee director is then serving on the Board on the applicable vesting date.

In January 2017, the Company made annual equity awards to Mr. Kollitides and the Company’s other non-employee directors who were then serving on the Board.  Those equity awards were made in accordance with the Company’s director compensation policy, as a result of which Mr. Kollitides and each other non-employee director received an annual grant of 6,500 restricted stock units (the “Annual Grant”), except that the Chairman of the Board received an Annual Grant of 8,750 restricted stock units.  One-half of the Annual Grant to each non-employee director vested on the date of grant and one-half is scheduled to vest on January 31, 2018, as long as the non-employee director is then serving on the Board on the applicable vesting date.

In recognition of the significant contributions made by Mr. Kollitides to the Board and the committees on which he served, the Board has agreed that Mr. Kollitides’s equity grants that would have otherwise vested on January 31, 2018 vested on the date of his resignation.  This will result in the vesting of 3,333 restricted stock units from Mr. Kollitides’s Initial Grant and 3,250 restricted stock units from Mr. Kollitides’s Annual Grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY XXI GULF COAST, INC.

Date: November 27, 2017	By:	/s/ Douglas E. Brooks
Douglas E. Brooks
Chief Executive Officer and President